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                                                                    Exhibit 10.2


                      BENEDEK BROADCASTING CORPORATION
                     2895 Greenspoint Parkway, Suite 250
                       Hoffman Estates, Illinois 60195





                                                              April 1, 2001



K. James Yager
31 Riderwood Road
North Barrington, Illinois 60010

Dear Jim:

         Reference is made to the Employment Agreement dated December 31, 2000 (the "Employment Agreement") between you and Benedek Broadcasting Corporation (the "Company"). Capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

         The following shall constitute the first amendment to the Employment
Agreement:

         1. Paragraph 4 of the Employment Agreement is hereby amended by adding the following Paragraph 4.4:

                  "4.4 Loans. In connection with the exercise of options to acquire common stock of Benedek Communications Corporation ("BCC"), Executive executed and delivered to BCC a promissory note dated January 1, 1998 (the "Note") in the principal amount of $555,000 representing the purchase price for the shares of common stock acquired upon exercise of the options. In order to induce Executive to remain with the Company until the expiration of the term of the Employment Agreement on December 31, 2003, the Company shall pay to Executive on the Forgiveness Date (as herein defined) and subject to the conditions thereto, such amount as shall be necessary, on an After-Tax Basis (as herein defined), to discharge all amounts due under the Note (including interest that has or may accrue thereon). The term "Forgiveness Date" means the earliest to occur of (a) December 31, 2003 provided Executive remains continuously employed by the Company through such date, (b) the death or disability of Executive prior to December 31, 2003 if Executive has been continuously employed by the Company through such date or (c) the termination of Executive's employment with the Company on or prior to December 31, 2003 by the Company without cause. The term "After-Tax Basis" means, with respect to any payment to be received by Executive, the amount of such payment (the "base payment") supplemented by a further payment (the "additional payment") to Executive so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Federal, state and local income Taxes required to be paid by Executive in respect to the receipt or accrual of the base payment and the additional payment, be equal to the amount required to be received.



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         Such calculations shall be made on the basis of the highest generally applicable Federal, state and local income tax rates applicable to Executive and shall take into account the deductibility of state and local income taxes for Federal income tax purposes."

         2. Except as specifically amended above, the Employment Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

         3. This amendment shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts of laws principles.

         4. This amendment may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this amendment and all of which, when taken together, shall be deemed to constitute one and the same agreement.

         If the foregoing correctly sets forth our understanding and agreement, please sign where indicated below.

                                  BENEDEK COMMUNICATIONS CORPORATION


                                  By:   /s/ a. Richard Benedek
                                        ----------------------------------------
                                        Name:  a. Richard Benedek
                                        Title: Chief Executive Officer

                                  BENEDEK BROADCASTING CORPORATION


                                  By:   /s/ a. Richard Benedek
                                        ----------------------------------------
                                        Name:  a. Richard Benedek
                                        Title: Chief Executive Officer


ACCEPTED AND AGREED TO:

/s/ K. James Yager
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K. James Yager